UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 209, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2026, Sadot Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Stanley Hills, LLC (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser 10,000 shares of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $145,244 (the “Transaction”).

The terms of the Series A Preferred Stock are set forth in the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) filed with the Nevada Secretary of State on February 11, 2026. Each share of Series A Preferred Stock has a stated value of $14.5244. The Series A Preferred Stock is non-convertible into common stock. The Purchaser is entitled to vote on an as-converted basis, with each share carrying 14.5244 votes (assuming a $1.00 conversion price for voting purposes), for an aggregate of 145,244 votes across all 10,000 shares. The Series A Preferred Stock ranks pari passu with the Company’s common stock with respect to dividends and distributions upon liquidation, dissolution or winding up. The Company has the right, at its sole option, to redeem all or any portion of the outstanding Series A Preferred Stock at any time at the stated value per share (plus any declared but unpaid dividends).

The SPA contains customary representations, warranties, and covenants by the Company and the Purchaser. The Transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D.

The foregoing description of the SPA and the Certificate of Designation is qualified in its entirety by reference to the full text of those documents, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

On February 11, 2026, the Company issued and sold 10,000 shares of Series A Preferred Stock to the Purchaser in a private placement for aggregate gross proceeds of $145,244. The issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D. No underwriter or placement agent was involved in the transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock, filed with the Nevada Secretary of State on February 11, 2026
10.1	Securities Purchase Agreement, dated February 11, 2026, by and between Sadot Group Inc. and Stanley Hills, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: February 12, 2026